Exhibit 5

60 STATE STREET
BOSTON, MA 02109
+1 617 526 6000
March 25, 2005	+1 617 526 5000 fax
wilmerhale.com

Lifeline Systems, Inc.

111 Lawrence Street

Framingham, MA 01702

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Reg. No. 333-03951)

Ladies and Gentlemen:

We have acted as counsel for Lifeline Systems, Inc. (f/k/a Lifeline Holdings, Inc.), a Massachusetts corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statement No. 333-03951 on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) with respect to the Company’s adoption of the Registration Statement, as the successor issuer to Lifeline Systems Company (f/k/a Lifeline Systems, Inc.), a Massachusetts corporation (the “Predecessor”), pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”).

The Amendment relates to shares of the Company’s common stock, $0.02 par value per share (the “Shares”) and associated preferred stock purchase rights, which may be issued and sold pursuant to the 1991 Stock Option Plan (the “Plan”), which Shares are registered under the Securities Act on the Registration Statement.

We have examined a signed copy of the Amendment to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the shareholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Organization and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

BALTIMORE     BERLIN     BOSTON     BRUSSELS     LONDON     MUNICH

NEW YORK     NORTHERN VIRGINIA     OXFORD     PRINCETON     WALTHAM    WASHINGTON

Lifeline Systems, Inc.

March 25, 2005

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amendment in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ JEFFREY A. STEIN
Jeffrey A. Stein, a Partner